UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 27 , 2005

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	52-1849794
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

485-C Route 1 South
Iselin, New Jersey 08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Employee Stock Option Amendments

On May 27, 2005, CareAdvantage, Inc. (the “Registrant”) amended outstanding stock options previously granted pursuant to the Registrant’s 1996 Stock Option Plan, including stock options granted to Dennis J. Mouras, the Chief Executive Officer of the Registrant, and David G. Noone, Director and former Chief Executive Officer of the Registrant, that have an exercise price in excess of $.01 per share, effective as of May 25, 2005. The amendment reduced the exercise prices of such options to $.01 per share. The last closing price for the Registrant’s common stock as of May 25, 2005 was $.02 per share. As a result of the amendment, options to purchase 7,460,000 shares were affected, of which options for 4,500,000 shares had been issued to Mr. Mouras and options for 800,000 shares had been issued to Mr. Noone.

Director Stock Option Amendments

On May 27, 2005, the Registrant amended all outstanding stock options with an exercise price greater than $.01 per share previously granted to the Registrant’s directors pursuant to the Registrant’s Directors’ Stock Option Plan, effective as of May 25, 2005. The purpose of the amendment was to reduce such exercise prices to $.01 per share. The last closing price for the Registrant’s common stock as of May 25, 2005 was $.02 per share. As a result of such amendment, options to purchase 300,000 shares were affected.

Directors Stock Option Plan and New Grants

The Registrant has in effect a Directors Stock Option Plan which was adopted on June 6, 1996 and amended on July 24, 1996 and January 26, 1999 (the “Directors’ Plan”). The Directors’ Plan provides that the number of shares subject to the Plan shall be equal to 2% of the authorized shares of common stock of the Company. On January 19, 2001, the Company increased its authorized shares of common stock from 103,600,000 to 200,000,000 shares. As a result, the number of shares reserved for issuance under the Plan is 4,000,000 shares (the number heretofore reported by the Registrant had not been updated to reflect the increase in authorized shares).

On May 27, 2005, the Board of Directors of the Registrant granted stock options to purchase 1,850,000 shares of the registrant’s common stock to each of its non-employee directors, David J. McDonnell and David G. Noone, effective as of May 25, 2005. The exercise price for these options is $.01 per share, and each option is exercisable as follows: (i) options to purchase 1/3 of the shares become exercisable on May 25, 2006, and (ii) options to purchase the remaining 2/3 of the subject shares become exercisable in 24 equal monthly amounts beginning on June 25, 2006, and on the 25th day of each of the following 23 months. The last closing price for the Registrant’s common stock on May 25, 2005 was $.02 per share. As a result, options to purchase an aggregate of 4,000,000 shares have been granted and are outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: June 1, 2005	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Officer